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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 27th day of October, 1997, is entered into by The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and Dermot Liddy residing at 69 Harvey Street, #8, Cambridge, MA 02140 (the "Employee"). The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on October 27, 1997 (the "Commencement Date") and ending on October 26, 1998 (such period, as it may be renewed as provided in the following sentence, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. The Employment Period shall automatically be renewed for successive one (1) year periods unless either the Employee or the Company provides written notice of non-renewal to the other party at least ninety (90) days prior to the expiration of the then current term.

     2. TITLE; CAPACITY. The Employee shall serve as Senior Business Director or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's headquarters in Cambridge, Massachusetts, unless otherwise agreed. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer of the Company as may be designated by the Board.

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The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and/or such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     3. COMPENSATION AND BENEFITS.


        3.1 SALARY. The Company shall pay the Employee, in semi-monthly installments, an annual base salary of $120,000.00 for the one-year period commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board, but shall not be reduced below the amount set forth above without the Employee's consent.


        3.2 BONUS. The Employee shall receive a one-time payment of $10,000.00 on the date of execution of this Agreement. In addition, the Employee shall be eligible to receive a bonus equal to up to thirty-five percent (35%) of his base salary upon the achievement of annual objectives to be approved by the CEO of the Company after discussion with the Employee. The Board shall review the Employee's performance and determine the amount of the bonus, if any, to be paid to the Employee.

        3.3 FRINGE BENEFITS. The Employee shall be entitled to participate in all other bonus and benefit programs including life and disability insurance, medical health care


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insurance, or equity incentive programs that the Company establishes and makes available to its employees and/or senior management, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four (4) weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee.

        3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.


     4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:


        4.1 EXPIRATION OF EMPLOYMENT PERIOD. Expiration of the Employment Period in accordance with Section 1.

        4.2 TERMINATION FOR CAUSE. At the election of the Company, immediately upon written notice by the Company to the Employee, for "cause" as determined by the Board. For purposes of this Section 4.2, "cause" for termination shall be deemed to exist only if any of the following shall have occurred:

            (a) the Employee's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies);

            (b) any act of theft, fraud, misappropriation of funds or embezzlement by the Employee, in connection with his work with the Company, or any other act or acts of

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dishonesty on the part of the Employee resulting or intended to result directly or indirectly in personal gain or enrichment of the Employee at the expense of the Company;

            (c) the Employee's failure to perform in all material respects the services required to be performed pursuant to Section 2 of this Agreement, PROVIDED THAT if such failure is capable of being corrected, such failure continues uncorrected for a period of thirty (30) days after the Employee shall have received written notice from the Company stating with reasonably specificity the nature of such failure;

            (d) the Employee's material breach of Sections 6 or 7 of any material breach of the Invention and Non-disclosure Agreement or the Non-competition and Non-solicitation Agreement dated of even date herewith between the Employee and the Company (the "Non-disclosure Agreement" and the "Non-competition Agreement") respectively;

            (e) the Employee's excessive use of alcohol and/or drugs which is judged by the CEO and the Board to materially interfere with the performance of his duties; or

            (f) any misconduct by the Employee which in the reasonable judgment of the CEO and the Board would jeopardize the success of the Company.

        4.3 DEATH OR DISABILITY. Thirty (30) days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.


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        4.4 VOLUNTARY TERMINATION. At the election of either party, upon written notice of termination given at least ninety (90) days prior to the end of the then current Employment Period.

        4.5 VOLUNTARY TERMINATION FOR "GOOD REASON." At the election of the Employee, for "Good Reason," which shall be deemed to exist only if the Company fails to comply in any material respect with the provisions of Section 3, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Employee.

     5. EFFECT OF TERMINATION.

        5.1 TERMINATION FOR CAUSE. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Employee all sums otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

        5.2 TERMINATION AT ELECTION OF EMPLOYEE. In the event such termination occurs at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee all sums otherwise payable to him under Section 3 through the last day of his actual employment by the Company (including, without limitation, in lieu of the bonuses and payments provided for in Section 3.2, (i) a pro rata portion of the Severance Bonus Amount (as defined below) for the calendar year in which such termination is effective determined by multiplying the Severance Bonus Amount by a fraction (the "Pro Rata Fraction"), the numerator of which shall be the number of days between the first day of the calendar year and the date on which the termination is effective and the denominator of which shall be 365. For purposes of this

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Agreement, the Severance Bonus Amount for a calendar year shall equal the bonus paid to the Employee pursuant to Section 3.2 of this Agreement for previous calendar year.

        5.3 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, all sums which would otherwise be payable to the Employee under Section 3 up to the end of the month in which the termination of his employment because of death or disability occurs (including, without limitation, in lieu of the bonuses and payments provided for in Section 3.2, (i) a pro rata portion of the Severance Bonus Amount for the calendar year in which such termination is effective determined by multiplying the Severance Bonus Amount by the Pro Rata Fraction).

        5.4 TERMINATION FOR GOOD REASON OR AT ELECTION OF COMPANY. In the event that Employee's employment is terminated by the Employee for "Good Reason" pursuant to Section 4.5, or at the election of the Company pursuant to Section 4.4, the Company shall continue to pay to the Employee the salary set forth in
Section 3.1, and shall continue to make available to the Employee the benefits set forth in Section 3.3, excluding vacation days, until the later of (a) the first anniversary of the Commencement Date of this Agreement, or (b) three (3) months after the date of termination, but in no event later than such date as the Employee shall have commenced full-time employment with a new employer. In addition, in lieu of the bonuses and payments provided for in Section 3.2, the Employee shall receive (i) a pro rata portion of the Severance Bonus Amount for the calendar year in which such termination is effective determined by multiplying the Severance Bonus Amount by the Pro Rata Fraction.

        5.5 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

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     6. NON-COMPETE.

        6.1 NON-COMPETE RESTRICTIONS During the Employment Period and for a period of one (1) year after the termination or expiration thereof (such one (1) year period being inapplicable in the event of a termination pursuant to Section
4.4 at the election of the Company or by the Employee pursuant to Section 4.5), the Employee will not directly or indirectly as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than an one percent (1%) equity interest in any publicly-held company), engage in the business of developing, producing, marketing or selling products with chemical or commercial characteristics of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company, except those chemicals and products which the Employee had interests in prior to employment with the Company, including: all agro-biotech products and business relationships, specifically those concerning seasonal viruses in crops, all medical waste devices, all Red Florescent Pigment technology (and products growing out of that technology), all fermentation processes relating to the development of citric acid, gluconic acid, lysial and other proteins not presently covered by business activates of the Company.


        6.2 LIMITATIONS. Notwithstanding the provisions of Section 6.1, it is recognized that the Employee's primary experience is in the pharmaceutical industry, and that his ability to earn a livelihood is likely to be dependent on future employment in such industry. Accordingly, the Company agrees that: (a) the employment of the Employee by a pharmaceutical company in a position in which he assumes responsibility for multiple products, most of which are not competitive with the Company's products, shall not be considered a



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violation of Section 6.1, so long as (i) the Employee's responsibilities in such position are not directed principally to products that are competitive with the Company's products, (ii) the portfolio of the pharmaceutical company which hires the Employee must contain the specific product or products which are competitive with Company's products prior to the hiring of the Employee, and (iii) the pharmaceutical company which hires the Employee has been in existence for at least five (5) years prior to hiring the Employee; and (b) in the event that the Company ceases to conduct business, the provisions of Section 6.1 shall terminate.

        6.3 CUTBACK CLAUSE. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        6.4 EQUITABLE REMEDIES. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 6.1 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7. NON-SOLICITATION.

        7.1 NON-SOLICITATION RESTRICTIONS. While the Employee is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee



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of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company. If the Employee violates the provisions of this Section 7.1, the Employee shall continue to be bound by the restrictions set forth in this
Section 7.1 until a period of one (1) year has expired without any violation of such provisions.

        7.2 CUTBACK CLAUSE. If any restriction set forth in Section 7.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time or range of activities or geographic area as to which it may be enforceable.

        7.3 EQUITABLE REMEDIES. The restrictions contained in Section 7.1 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 7 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     8. OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach



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any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

     10. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. Reference is made to the following separate agreements between the Employee and the Company dated of even date herewith which cover additional agreements between the parties: the Stock Restriction Agreement, the Non-competition Agreement and the Non-disclosure Agreement.

     12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business,


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provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     15. MISCELLANEOUS.

         15.1 NO WAIVER. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         15.2 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.


         15.3 ENFORCEABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                     MEDICINES COMPANY


                                     By: /s/ Clive A. Meanwell
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                                        Title: President
                                              ----------------------------

                                         /s/ Dermot Liddy
                                        ----------------------------------
                                        Dermot Liddy





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